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                                  September 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.19
                                                       TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 19,225,964   7.234%    $  115,901    $  115,901   $1,095,183       18,130,781
  R                100             0   7.234%             0             0            0                0
  B-1        5,257,000     2,273,992   7.234%        13,708        13,708       54,908        2,219,084
  B-2       13,142,815     5,685,117   7.234%        34,272        34,272      137,273        5,547,844

          $350,471,515    27,185,073             $  163,881    $  163,881   $1,287,364     $ 25,897,709




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